Exhibit 10.21(c)

CERTAIN CONFIDENTIAL INFORMATION IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED

ASSIGNMENT OF LICENSE AGREEMENT

This Assignment of License Agreement (“Assignment”), effective as of November 11, 2020 (“Effective Date”), is entered into by and among the University of Washington, a public institution of higher education and an agency of the state of Washington, acting through UW CoMotion (“University”), Cytocardia, Inc. a Delaware corporation having offices at 188 East Blaine St., Seattle WA, 98102 (“Cytocardia”), and Sana Biotechnology, Inc. a Delaware corporation having offices at 188 East Blaine St., Seattle WA, 98102 (“Sana”).

WHEREAS, University and Cytocardia entered into that certain Exclusive Start-Up License Agreement for [***], dated October 9, 2018, as amended by that certain Amendment No. 1 thereto dated November 6, 2019 and Amendment No. 2 thereto dated July 16, 2020 (the “License Agreement”);

WHEREAS, Sana acquired Cytocardia effective as of November 12, 2019 (“Acquisition Date”), pursuant to that certain Stock Purchase Agreement, by and among Sana, Cytocardia, and the other parties thereto (including University), and as a result Cytocardia is a wholly-owned subsidiary of Sana;

WHEREAS, such acquisition constituted an “Acquisition” as that term is defined and used in the License Agreement; and

WHEREAS, Cytocardia wishes to assign the Agreement, and all rights, obligations, and interest therein, to Sana, and University wishes to consent to such assignment.

In consideration of the covenants and conditions contained herein, the parties hereby agree to the following:

1.

Cytocardia hereby irrevocably assigns, transfers, conveys and delivers to Sana the License Agreement, and all of Cytocardia’s rights, obligations, and interest therein. Sana agrees to accept such assignment and to assume such obligations and be bound to the terms of the License Agreement as “Company” thereunder. University hereby consents to the transfer and assignment from Cytocardia to Sana, and assumption by Sana from Cytocardia, effective upon the Effective Date, including all rights, interest, and obligations under the License Agreement. All references to “Company” in the License Agreement shall mean Sana. Sana, Cytocardia and University agree that the assignment set forth in this paragraph complies with Section 13.2 of the License Agreement.

2.	The contact information for Company set forth in Section 13.10 is hereby deleted and replaced with the following:

If to Company:

Sana Biotechnology, Inc.

188 East Blaine Street, Suite 400

Seattle WA, 98102

Attn: General Counsel

[***]

3.	Miscellaneous

The parties may execute this Assignment by electronic signature in counterparts, each of which will be deemed an original, but all of which together constitute one and the same agreement. This Assignment may be delivered by facsimile transmission or electronic mail, and such copies of executed signature pages will be binding as originals.

IN WITNESS WHEREOF, the parties by their duly authorized representatives have executed this Assignment as of the Effective Date.

Cytocardia, Inc.			Sana Biotechnology, Inc.

By:	/s/ Nathan Hardy	By:	/s/ Christian Hordo
Name: Nathan Hardy		Name: Christian Hordo
Title: CFO		Title: CBO
Date: November 13, 2020		Date: November 13, 2020

University of Washington

By:	/s/ Fiona Wills
Name: Fiona Wills
Title: Associate Vice Provost
Date: November 24, 2020

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